UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2026

Evolution Metals & Technologies Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41183	87-1006702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4040 NE 2nd Ave, Suite 349
Miami, Florida 33137
(Address and zip code of principal executive offices)

561-225-3205
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EMAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On October 15, 2026, Evolution Metals & Technologies Corp. (the “Company” or “EM&T”) issued a press release announcing that it has begun taking delivery of its previously announced order of additional sintered magnet production equipment from ULVAC at its facility in Pohang, Republic of Korea, with the remaining equipment scheduled for delivery before the end of October 2026. Once installed and commissioned, the thirteen ULVAC machines are expected to increase the Company’s annual rare earth magnet production capacity from 1,000 metric tons to approximately 10,000 metric tons, including 6,000 metric tons of high-performance sintered magnets. In the press release, the Company also reaffirmed its fiscal 2027 revenue guidance of $400 million to $460 million and reiterated its ribbon-cutting ceremony for the expanded Pohang facility on December 17, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the future financial or operating performance of EM&T and may include, without limitation, statements regarding the delivery of ULVAC equipment to the Company’s Pohang facility, including the number of containers delivered and the timing of remaining deliveries; the installation, commissioning and operation of such equipment; the planned expansion of annual rare earth magnet production capacity in Pohang to approximately 10,000 metric tons, including approximately 6,000 metric tons of high-performance sintered magnets; the expansion of electrical infrastructure serving the Pohang facility; the Company’s fiscal 2027 revenue guidance of $400 million to $460 million and its EBITDA objectives; the ribbon-cutting ceremony and operational showcase on Thursday, December 17, 2026, including its timing, format, attendance and program; the January 1, 2027 effective date and scope of DFARS 252.225-7052, related U.S. trade and defense procurement policy, and the Company’s ability to help address related sourcing needs for the United States and allied markets; and EM&T’s strategy, business plans, and growth opportunities. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential,” “plan,” “project,” “target,” “forecast,” or the negatives of these terms or variations of them or similar terminology. These forward-looking statements are based on management’s current expectations and assumptions and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: delays in shipment, customs clearance, or delivery of the remaining containers; delays in facility readiness, equipment installation, or commissioning; delays in the expansion of power infrastructure; the availability of feedstock, working capital, and customer qualifications; the Company’s ability to achieve its fiscal 2027 revenue guidance and EBITDA objectives; changes to the event date, time, program, venue, or attendance; changes in the DFARS 252.225-7052 effective date, scope, or waiver practices, or in U.S. trade, tariff or defense procurement policy, including the July 20, 2026 Executive Order and the August 13, 2026 White House proclamation; the Company’s ability to execute its planned U.S. expansion; and other risks described in EM&T’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the disclosures under “Risk Factors” in EM&T’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026, and its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026, filed with the SEC on August 17, 2026. Forward-looking statements speak only as of the date they are made. EM&T undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Press Release dated October 15, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2026

Evolution Metals & Technologies Corp.

By:	/s/ Christopher Clower
Name:	Christopher Clower
Title:	Chief Financial Officer and Chief Operating Officer

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